Exhibit 99.1

Harleysville Group Inc. Reports Second Quarter 2010 Results

Second quarter highlights:

  Operating income of $0.61 per share impacted by $0.19 per share of catastrophe losses
  Operating return on equity1 of 10.8 percent for the trailing 12 months
  Statutory combined ratio2 of 101.3 percent; includes 3.8 points of catastrophe losses
  Book value of $28.82 per share; up 15 percent from a year ago
  Quarterly dividend raised 11 percent to $0.36 per share, annualized $1.44 per share
  New $25 million share repurchase program announced; previous repurchase program completed

HARLEYSVILLE, Pa.--(BUSINESS WIRE)--August 6, 2010--Harleysville Group Inc. (NASDAQ: HGIC) today reported diluted operating income of $0.61 per share for the second quarter of 2010, compared to $0.72 per share in the second quarter of 2009. Catastrophe losses incurred during the second quarter of 2010 reduced operating income by $0.19 per share after taxes, compared to catastrophe losses of $0.08 per share in the second quarter of 2009. For the six-month periods, the company reported diluted operating income of $0.89 per share in 2010 and $1.34 per share in 2009. Catastrophe losses incurred during the first six months of 2010 reduced operating income by $0.68 per share after taxes, compared to catastrophe losses of $0.12 per share in the first six months of 2009. Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments. See below for the company’s reported GAAP net income.

“Excluding the impact of our previously reported higher-than-normal level of weather-related catastrophe losses during the quarter, our statutory combined ratio was below 100 percent—and even slightly better than last year—and our second quarter operating earnings per share equaled last year’s result—all of which indicate that we continue to perform well in the fundamental areas of our business, especially in light of the difficult economic times and current market conditions,” commented Michael L. Browne, Harleysville Group’s president and chief executive officer. “At the same time, we are encouraged to see that our premium volume is increasing as we have been able to successfully execute our strategy to grow our small commercial and personal lines business, where we think pricing is stronger. This growth has been significantly assisted by our new technology that continues to make it easier for our agents to do business with us.

“Our balance sheet remains very strong, with our book value per share increasing 15 percent from a year ago,” Browne said. “At the same time, our capital management efforts continue to differentiate us from our competitors. As we announced earlier today, we are increasing our quarterly dividend by 11 percent to $0.36 per share. We also authorized a stock buyback to repurchase up to an additional 800,000 shares, or approximately $25 million, representing about 3 percent of our outstanding shares. This new stock repurchase program is our sixth since June 2007. We just completed our most recent stock buyback program and when this new one has concluded, we will have bought back approximately 22 percent of our outstanding shares since the middle of 2007. Our ability to continue increasing our dividend and buying back shares reflects our financial strength, which is evident by a high-quality investment portfolio, a solid reserve position, a debt-to-capital ratio of 15 percent1, a premium-to-surplus ratio of 1.2 to 1, and a trailing 12-month operating return on equity of 10.8 percent. With that as our foundation—coupled with our ongoing focus on underwriting discipline and the fundamentals of our business—we’re positioned to continue to be a strong and stable market for our agents’ best business.”

The company reported diluted net income of $0.61 per share in the second quarter of 2010, compared to $0.72 per share in the second quarter of 2009. Realized investment gains and losses after tax in the second quarter of both years were negligible. For the six-month periods, diluted net income was $0.90 per share in 2010 and $1.32 per share in 2009. For the six months, the company reported $0.01 per share after tax of realized investment gains in 2010, compared to after-tax investment losses of $0.02 per share in 2009.

The company’s second quarter net written premiums increased 3.6 percent to $230.2 million in 2010, compared to $222.3 million in the same period in 2009. Net written premiums through six months were up 1.8 percent to $447.1 million in 2010, compared to $439.0 million in 2009.

Harleysville Group’s overall statutory combined ratio was 101.3 percent in the second quarter of 2010, compared to 99.5 percent in the second quarter of 2009. The company had 3.8 points of catastrophe losses in the second quarter of 2010, compared to 1.7 points in 2009. For the six months, the statutory combined ratio was 104.5 percent in 2010, versus 100.7 percent in 2009. Catastrophe losses added 6.9 points to the six-month result in 2010 and 1.2 points in 2009.

Second quarter pretax investment income decreased 2.1 percent to $25.8 million, while after-tax investment income was up 1.9 percent in the second quarter to $20.2 million. For the six months, pretax investment income declined 2.0 percent to $51.7 million, while after-tax investment income was up 2.1 percent to $40.2 million.

Operating cash flow for the six months of 2010 was $40.3 million, compared to $38.2 million in the six months of 2009.

Commercial lines Net written premiums in commercial lines increased 0.8 percent to $178.0 million in the second quarter of 2010. For the six months, net written premiums were down 1.1 percent to $351.0 million in 2010. The commercial lines statutory combined ratio was 101.5 percent in the second quarter of 2010, versus 100.2 percent in the second quarter of 2009. For the six months, the statutory combined ratio was 103.1 percent in 2010, compared to 101.4 percent in 2009.

Personal lines Net written premiums in personal lines were up 14.2 percent to $52.2 million in the second quarter of 2010. For the six months, net written premiums grew 14.1 percent to $96.0 million in 2010. Harleysville Group’s personal lines statutory combined ratio was 100.9 percent in the second quarter of 2010, versus 96.8 percent during the second quarter of 2009. For the six months, the statutory combined ratio was 109.9 percent in 2010, compared to 97.8 percent in 2009.

Outlook “Looking ahead, we will remain focused on the basics of our business in order to retain our best accounts and generate responsible, profitable growth,” Browne said. “Most importantly, we will not compromise underwriting quality to pursue a near-term growth goal. Instead, we will continue to work closely with our agency partners to remain disciplined—despite the difficult economic times and current market conditions—as we seek to produce results that will differentiate us throughout 2010 and beyond.”

Webcast The company will host a live webcast on Monday, August 9, 2010, at 8 a.m. (ET) to discuss its second quarter results. The webcast and a replay will be available from the Investors section of the company’s website (www.harleysvillegroup.com).

GAAP and non-GAAP financial measures The company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. While this measure is utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income is provided following the Consolidated Statements of Income contained in this release. Management also uses operating income for, among other things, goal setting, determining employee and senior management compensation, and evaluating performance.

Corporate profile Harleysville Insurance is a leading super-regional provider of insurance products and services for small and mid-sized businesses, as well as for individuals, and ranks among the top 70 U.S. property/casualty insurance groups based on net written premiums. As a Trusted Choice® company partner, Harleysville distributes its products exclusively through a network of independent agents primarily across 32 states. Harleysville is ranked #7 in the most recent InformationWeek 500, the publication’s annual listing of the most innovative information technology organizations in the U.S., and has been included on the list in each of the last four years. Harleysville Mutual Insurance Company owns approximately 53 percent of Harleysville Group Inc. (NASDAQ: HGIC), a publicly traded holding company for eight regional property/casualty insurance companies collectively rated A (Excellent) by A.M. Best Company. Harleysville Group is listed on the NASDAQ Global Select Market, which is comprised of the top third of all NASDAQ member companies and has the highest initial listing standards of any exchange in the world based on financial and liquidity requirements. Harleysville Group has paid a dividend every quarter since the company went public in 1986, and was recognized with a 2010 Mergent Dividend Achiever Award for its long-term history of dividend increases. Further information can be found on the company’s website at www.harleysvillegroup.com.

Forward-looking information Certain of the statements contained herein (other than statements of historical facts) are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty that are, in many instances, beyond the company’s control, and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect on Harleysville Group Inc. There can be no assurance that future developments will be in accordance with management’s expectations so that the effect of future developments on Harleysville Group will be those anticipated by management. Actual financial results, including operating return on equity, premium growth and underwriting results, could differ materially from those anticipated by Harleysville Group depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; reduced economic activity; the insurance product pricing environment; changes in applicable law and accounting standards; government regulation and changes therein that may impede the ability to charge adequate rates or to do business; performance of and instability in the financial markets; investment losses; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.

1 Excludes the effects of ASC 320.

2 Statutory combined ratio is a non-GAAP measure of underwriting profitability and is based on numbers determined under statutory accounting practices as filed with state insurance regulators. It is the sum of the ratio of losses to premiums earned plus the ratio of underwriting expenses to premiums written. A ratio of less than 100 percent indicates underwriting profitability.

Harleysville Group Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS	Quarter ended June 30		Six months ended June 30
(in thousands, except per share data)	2010	2009	2010	2009
OPERATING RESULTS
Diluted earnings per common share:
Operating income*	$0.61	$0.72	$0.89	$1.34
Realized investment gains (losses), net of income taxes (benefits)			0.01	(0.02)
Net income	$0.61	$0.72	$0.90	$1.32
Cash dividends per common share	$0.325	$0.30	$0.65	$0.60

FINANCIAL CONDITION		June 30, 2010		December 31, 2009
Assets		$3,317,089		$3,301,986
Shareholders' equity		$789,561		$772,628
Per common share		$28.82		$27.98

CONSOLIDATED STATEMENTS OF INCOME	Quarter ended June 30		Six months ended June 30
(in thousands, except per share data)	2010	2009	2010	2009
REVENUES:
Premiums earned	$213,488	$214,789	$422,571	$432,812
Investment income, net of investment expense	25,814	26,364	51,697	52,753
Realized investment gains (losses)	192	(98)	526	(1,041)
Other income	4,012	3,406	7,669	6,831
Total revenues	243,506	244,461	482,463	491,355
LOSSES AND EXPENSES:
Losses and loss settlement expenses	143,252	138,750	295,288	285,479
Amortization of deferred policy acquisition costs	54,568	53,782	107,602	107,879
Other underwriting expenses	21,897	22,067	43,381	42,793
Interest expense	1,516	1,564	3,030	3,186
Other expenses	1,268	1,355	2,222	2,167
Total expenses	222,501	217,518	451,523	441,504
Income before income taxes	21,005	26,943	30,940	49,851
Income taxes	3,951	6,811	5,836	12,430
Net income	$17,054	$20,132	$25,104	$37,421
Weighted average number of shares outstanding:
Basic	27,737,746	28,001,825	27,723,696	28,146,539
Diluted	27,905,366	28,116,209	27,914,930	28,290,101
Per common share:
Basic earnings	$0.61	$0.72	$0.90	$1.33

Diluted earnings	$0.61	$0.72	$0.90	$1.32

RECONCILIATION TO OPERATING INCOME :
Net income	$17,054	$20,132	$25,104	$37,421
Less realized investment gains (losses), net of income taxes (benefits)	125	(64)	342	(677)
Operating income	$16,929	$20,196	$24,762	$38,098

These financial figures are unaudited.
*Operating income is a non-GAAP financial measure defined by the company as net income excluding after-tax realized gains and losses on investments.

Harleysville Group Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)	June 30, 2010*	December 31, 2009
ASSETS
Investments:
Fixed maturities:
Held to maturity, at amortized cost (fair value $208,447 and $213,838)	$198,428	$204,284
Available for sale, at fair value (amortized cost $2,114,299 and $2,036,993)	2,241,580	2,130,179
Equity securities, at fair value (cost $138,497 and $137,150)	173,132	186,395
Short-term investments, at cost, which approximates fair value	63,338	116,476
Other invested assets, at cost, which approximates fair value		2,480
Total investments	2,676,478	2,639,814
Cash	39	126
Premiums in course of collection	148,488	141,486
Reinsurance receivable	224,349	226,781
Accrued investment income	27,173	26,058
Deferred policy acquisition costs	116,970	111,649
Prepaid reinsurance premiums	47,295	48,314
Property and equipment, net	13,252	13,579
Deferred income taxes	15,433	21,429
Other assets	47,612	72,750
Total assets	$3,317,089	$3,301,986
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Unpaid losses and loss settlement expenses	$1,791,952	$1,782,292
Unearned premiums	507,976	484,510
Accounts payable and accrued expenses	102,985	130,780
Due to affiliate	6,115	13,276
Debt	118,500	118,500
Total liabilities	2,527,528	2,529,358
Shareholders' equity:
Preferred stock, $1 par value; authorized 1,000,000 shares; none issued
Common stock, $1 par value, authorized 80,000,000 shares; issued 34,834,945 and 34,583,182 shares; outstanding 27,391,998 and 27,615,120 shares	34,835	34,583
Additional paid-in capital	256,629	245,636
Accumulated other comprehensive income	75,910	62,276
Retained earnings	647,676	640,593
Treasury stock, at cost, 7,442,947 and 6,968,062 shares	(225,489)	(210,460)
Total shareholders' equity	789,561	772,628
Total liabilities and shareholders' equity	$3,317,089	$3,301,986

*These financial figures are unaudited.

Harleysville Group Inc. and Subsidiaries
SUPPLEMENTARY FINANCIAL ANALYSTS' DATA
	Quarter ended June 30		Six months ended June 30
(dollars in thousands)	2010	2009	2010	2009
Net premiums written*	$230,226	$222,251	$447,056	$439,038
Statutory surplus*			$690,948	$640,983

Pretax investment income	$25,814	$26,364	$51,697	$52,753
Related federal income taxes	5,647	6,566	11,462	13,362
After-tax investment income	$20,167	$19,798	$40,235	$39,391

SEGMENT INFORMATION
	Quarter ended June 30		Six months ended June 30
(dollars in thousands)	2010	2009	2010	2009
Revenues:
Premiums earned:
Commercial lines	$167,310	$173,452	$331,943	$351,130
Personal lines	46,178	41,337	90,628	81,682
Total premiums earned	213,488	214,789	422,571	432,812
Net investment income	25,814	26,364	51,697	52,753
Realized investment gains (losses)	192	(98)	526	(1,041)
Other	4,012	3,406	7,669	6,831
Total revenues	$243,506	$244,461	$482,463	$491,355

Income before income taxes:
Underwriting loss:
Commercial lines	($6,319)	($1,402)	($16,970)	($6,278)
Personal lines	(2,292)	(43)	(10,657)	1,012
SAP underwriting loss	(8,611)	(1,445)	(27,627)	(5,266)
GAAP adjustments	2,382	1,635	3,927	1,927
GAAP underwriting gain (loss)	(6,229)	190	(23,700)	(3,339)
Net investment income	25,814	26,364	51,697	52,753
Realized investment gains (losses)	192	(98)	526	(1,041)
Other	1,228	487	2,417	1,478
Income before income taxes	$21,005	$26,943	$30,940	$49,851

Income taxes on net investment income	$5,647	$6,566	$11,462	$13,362
Income tax benefits on remaining gains (losses)	(1,696)	245	(5,626)	(932)
Total income taxes	$3,951	$6,811	$5,836	$12,430

Effective tax rate on:
Net investment income	21.9%	24.9%	22.2%	25.3%
Income	18.8%	25.3%	18.9%	24.9%

These financial figures are unaudited.

*Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

Harleysville Group Inc. and Subsidiaries
STATUTORY DATA BY LINE OF BUSINESS*
	Quarter ended June 30			Six months ended June 30
(dollars in thousands)	2010	2009	Percentage Change	2010	2009	Percentage Change

Net premiums written:
Commercial:
Automobile	$46,183	$46,699	-1.1%	$91,068	$94,101	-3.2%
Workers' compensation	18,717	19,461	-3.8%	40,179	45,207	-11.1%
Commercial multi-peril	92,608	88,265	4.9%	176,589	172,278	2.5%
Other commercial	20,487	22,097	-7.3%	43,176	43,299	-0.3%

Total commercial	$177,995	$176,522	0.8%	$351,012	$354,885	-1.1%

Personal:
Automobile	$25,546	$21,252	20.2%	$48,723	$40,706	19.7%
Homeowners	23,207	21,246	9.2%	40,903	37,582	8.8%
Other personal	3,478	3,231	7.6%	6,418	5,865	9.4%

Total personal	$52,231	$45,729	14.2%	$96,044	$84,153	14.1%

Total personal and commercial	$230,226	$222,251	3.6%	$447,056	$439,038	1.8%

Statutory combined ratios:
Commercial:
Automobile	98.1%	89.4%		98.2%	89.3%
Workers' compensation	111.0%	113.3%		109.2%	110.1%
Commercial multi-peril	105.4%	104.3%		108.0%	106.1%
Other commercial	85.5%	93.5%		89.3%	100.6%

Total commercial	101.5%	100.2%		103.1%	101.4%

Personal:
Automobile	109.3%	103.7%		105.3%	105.3%
Homeowners	98.3%	93.2%		123.0%	93.6%
Other personal	56.4%	74.6%		58.3%	76.1%

Total personal	100.9%	96.8%		109.9%	97.8%

Total personal and commercial statutory combined ratio	101.3%	99.5%		104.5%	100.7%

GAAP combined ratios:
Commercial	103.1%	100.4%		104.3%	101.4%
Personal	102.4%	97.9%		110.4%	98.0%

Total personal and commercial GAAP combined ratio	102.9%	99.9%		105.6%	100.8%

GAAP losses paid	$157,372	$136,162		$285,117	$270,194

Net catastrophe losses incurred	$8,040	$3,583		$29,000	$5,298

These financial figures are unaudited.

*Statutory data is a non-GAAP measure. Because it is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' Accounting Practices and Procedures Manual, a reconciliation to GAAP is not required.

CONTACT:
Harleysville Group Inc.
Mark Cummins (Investors)
215.256.5025
mcummins@harleysvillegroup.com
or
Randy Buckwalter (Media)
215.256.5288
rbuckwalter@harleysvillegroup.com